EXHIBIT 10.101

THIS DEED is made the 5th day of May, 2004.

BETWEEN:	STAAR SURGICAL COMPANY of 1911 Walker Avenue, Monrovia, California in the United States of America (hereinafter called “Staar US”) of the First Part

AND:	PHILIP BUTLER STONEY of 8 Yarrandi Place, Northwood in the State of New South Wales (hereinafter called “Stoney”) of the Second Part

AND:	ROBERT WILLIAM MITCHELL of 1b Lucas Street, Brighton East in the State of Victoria (hereinafter called “Mitchell”) of the Third Part

AND:	CONCEPTVISION AUSTRALIA PTY LIMITED ACN 006 391 928 a company duly incorporated and having its registered office at Ground Floor, 18-20 Orion Road, Lane Cove in the State of New South Wales (hereinafter called the “Company”) of the Fourth Part

RECITALS

A.	By deed made 1st day of July 1999 (“the Principal Deed”) the parties hereto entered into an agreement in respect of, inter alia, the regulation of the relationship of the Shareholders as shareholders of the Company and of the management and control of the Company, its business and affairs.

B.	Clause 13 of the Principal Deed provides as follows:

“Stoney and Mitchell agree that in the event their employment is terminated or their employment contract is complete that they will transfer their shares in the Company to Staar US. The sale price of their shares will be calculated to be the greater of:

A	(i)	Net sales revenue for the previous twelve (12) months equals value of Company (“Value”).

(ii)	Stoney and Mitchell’s shares x value =	Sale price for Stoney & Mitchell’s
	All issued shares	shares

OR

B	(i)	The Company’s (“Value”) will be determined by multiplying 7 times net profit after tax for the previous twelve (12) months. For the calculation of net profit cost of product will be:
(a) standard cost plus 35% mark up on all products manufactured by STAAR Surgical Company or its affiliates.;

(b) delivered cost on any product not produced by the STAAR Surgical Company or its affiliates.

(ii)	Stoney and Mitchell’s shares x value =	Sale price for Stoney & Mitchell’s
	All shares issued	shares”

C.	The parties wish to vary the Principal Deed in respect of the transfer of the shares of Stoney and Mitchell and the consideration to be paid for such transfers as set out in the Operative Part.

OPERATIVE PART

1.	Clause 13 of the Principal Deed is deleted.

2.	Stoney and Mitchell agree to transfer to Staar US and Staar US agrees to purchase the shares of Stoney and Mitchell in the Company on the following terms and conditions:

2.1	On the date of this deed –

(a)	Stoney shall transfer to Staar US 10 ordinary shares in the Company and Staar US shall pay to Stoney as consideration the sum of AUD $525,820.00.

(b)	Mitchell shall transfer to Staar US 10 ordinary shares in the Company and Staar US shall pay to Mitchell as consideration the sum of AUD $525,820.00.

2.2	On the first to occur of –

(a)	the 30th day after any change in the ownership of Staar US so that a different person or group of persons will control the composition of the board of directors or more than 50% of the shares giving a right to vote at general meetings,

(b)	the 30th day after the termination of Stoney’s contract of employment by Staar US

(c)	1st November 2007

Stoney shall transfer to Staar US his remaining 10 ordinary shares in the Company and Staar US shall pay to Stoney as consideration the greater of –

(d)	AUD $525,820.00 and

(e)	5% of the increased value of the Company over the base year valuation as defined in section 2.6.

2.3	Notwithstanding clause 2.2 (b) Staar US shall not be obliged to purchase Stoney’s shares pursuant to clause 2.2 if on or before the date for payment determined in accordance with clause 2.2 Stoney’s contract of employment with the Company has been terminated by Stoney or by Staar US by reason of Stoney’s serious and wilful misconduct.

2.4	On the first to occur of –

(a)	the 30th day after any change in the ownership of Staar US so that a different person or group of persons will control the composition of the board of directors or more than 50% of the shares giving a right to vote at general meetings,

(b)	the 30th day after the termination of Mitchell’s contract of employment by Staar US

(c)	1st November 2007

Mitchell shall transfer to Staar US his remaining 10 ordinary shares in the Company and Staar US shall pay to Mitchell as consideration the greater of –

(d)	AUD $525,820.00 and

(e)	5% of the increased value of the Company over the base year valuation as defined in section 2.6.

2.5	Notwithstanding clause 2.4 (b) Staar US shall not be obliged to purchase Mitchell’s shares pursuant to clause 2.4 if on or before the date for payment determined in accordance with clause 2.4 Mitchell’s contract of employment with the Company has been terminated by Mitchell or by Staar US by reason of Mitchell’s serious and wilful misconduct.

2.6	For the purposes of clauses 2.2 (e) and 2.4 (e) the increased value of the Company will be determined by multiplying 7 times the average annual net profit after tax over a maximum four year period from November 1, 2003 to November 1, 2007 subtracting the base period valuation per Schedule A attached. The difference in these two valuations will determine the increased value. Mitchell and Stoney will each be paid 5% of that incremental valuation. For the calculation of net profit costs of product will be –

(a)	Standard costs plus 35% mark up on Staar US products.

(b)	Delivered cost on any product not produced by STAAR Surgical Company.

(c)	Financial Statements will be measured according to US GAAP and subject to audit either by STAAR employees or independent auditors agreed to by both parties.

3.	In all other respects the parties confirm the provisions of the Principal Deed provided that in the event of any inconsistency between this deed and the Principal Deed the provisions of this deed shall prevail to the extent of the inconsistency.

4.	For the avoidance of doubt the Company acknowledges that this deed is executed pursuant to a unanimous resolution passed with the approval of its directors.

EXECUTED AS A DEED

/s/ PHILIP BUTLER STONEY
Concept Vision Australia
Managing Director

/s/ ROBERT WILLIAM MITCHELL
Concept Vision Australia
Director

/s/ JOHN BILY
STAAR Surgical Company
Chief Financial Officer